Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment to Schedule 13D dated December 2, 2013 with respect to the Class B Common Stock of BFC Financial Corporation. This Joint Filing Agreement shall be filed as an exhibit to such Amendment to Schedule 13D.

Dated: December 2, 2013

I.R.E. Properties, Inc.

/s/ Alan B. Levan

Signature

Alan B. Levan/President

Name/Title

Levan Enterprises, Ltd.

By: Levan General Corp.,

its general partner

/s/ Alan B. Levan

Signature

Alan B. Levan/President

Name/Title

Florida Partners Corporation

/s/ Alan B. Levan

Signature

Alan B. Levan/President

Name/Title

Levan BFC Stock Partners LP

By: Levan Management LLC

its general partner

/s/ Alan B. Levan

Signature

Alan B. Levan/President

Name/Title